                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT is made and entered into effective as of the 13/th/ day of June, 2000, by and between SOUTHWESTERN LIFE HOLDINGS, INC., a Delaware corporation (the "Company"), and RONALD E. ARCHER, whose address is 505 Mantlebrook DeSoto, Texas 75115,("Executive").

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

     1.   Grant of Option.
          ---------------

          (a)  Effective as of the date of this Agreement (the "Date of Grant"),
                                                                -------------
     the Company hereby grants to Executive the right and option to purchase, at the time and on the terms and conditions set forth in this Agreement, 10,000 shares of the Common Stock (the "Option Shares") at the purchase
                                             -------------
     price of Twelve and 50/100 Dollars ($12.50) per share (the "Exercise
                                                                 --------
     Price"). The Option provided for in this Agreement is to be treated as a
     -----
     Nonqualified Stock Option.

          (b) The Option may be exercised only to the extent it has vested in the Option Shares in accordance with the schedule set forth below. All Option Shares in which the Option has vested are referred to herein "Vested
                                                                          ------
     Options;" all other Option Shares are referred to here in "Unvested
     -------                                                    --------
     Options." Subject to the terms and provisions of this Agreement, the Option
     -------
     will vest in the cumulative percentage of Option Shares set forth opposite each date in the following schedule so long as Executive is, and has been, continuously employed by the Company from the date of this Agreement through such date:

                                                       Cumulative Percentage
          Anniversary Date of Grant                      of Vested Options
          -------------------------                      -----------------

                  First                                           0%
                  Second                                         20%
                  Third                                          50%
                  Fourth                                        100%

          (c) The Option shall be vested in 100% of the Option Shares, immediately upon the occurrence of any of the following events: (A) Executive's employment with the

     Company is terminated without good cause (as defined below) or (B) a Change in Control (as defined below) occurs.

          (d) If Executive's employment with the Company is terminated for any reason other than (A) Executive's death, (B) Executive's permanent disability (as defined below) or (C) for good cause, the Option, to the extent exercisable in Vested Options as of the date of such termination, must be exercised if at all by Executive not later than the sixtieth (60/th/) day following the date of such termination. Any Vested Options to which Executive has not exercised the Option as of the sixtieth (60/th/) day following the date of such termination shall expire and be void. All rights to Unvested Options will terminate, expire and be void on the date of such termination.

          (e) If Executive's employment with the Company is terminated for good cause, the Option as to all Vested Options and Unvested Options shall automatically expire and terminate as of the date of the termination of Executive's employment.

          (f) If Executive's employment with the Company is terminated by death or permanent disability, the Option, to the extent not previously expired or exercised, shall, to the extent otherwise exercisable in Vested Options at the date of Executive's death or permanent disability, be exercisable by the estate of Executive or by any person who acquired the Option by bequest or inheritance, or, in the case of permanent disability, by Executive or Executive's duly appointed guardian or legal representative, at any time within one (1) year after the date of the death or permanent disability of Executive.

          (g) Notwithstanding anything to the contrary in this Agreement, the Option, as to all Vested Options and Unvested Options, shall expire and be null and void as of the tenth (10/th/) annual anniversary of the Grant Date.

          (h) Executive may exercise all or any portion of Vested Options at any time and from time to time prior the expiration of the Option by delivering written notice to the Company setting forth the number of Vested Options with respect to which the Option is being exercised. The payment of the Exercise Price of an Option shall be subject to the following:

          (1) The full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board of Directors and described in clause (3) below, payment may be made as soon as practicable after the exercise).

          (2) The exercise price shall be payable in cash (including a check acceptable to the Company, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of the Company's Common Stock having a total fair market value as of the day of exercise equal to the full Exercise Price, or any combination thereof, as determined by the Board of Directors.

          (3) The Board of Directors may permit Executive to elect to pay the Exercise Price upon the exercise of the Option by irrevocably authorizing a third party to sell shares of the Company's Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

     The right of Executive to pay for any Option Share pursuant to clauses (2) or (3) above shall be subject to the Board of Directors determination that to do so does not violate in any respect any provision of the Securities Exchange Act of 1934 or any rules and regulations adopted pursuant thereto. In no event may the Option be exercised for a fraction of any Option Share. The Company shall effect the transfer of Option Shares purchased pursuant to the Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.

          (i) The Company shall not be required to issue or deliver any certificates for Option Shares purchased upon the exercise of the Option prior to: (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such Option Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Company that Executive has tendered to the Company the full purchase price plus federal, state or local tax, if any, owed by Executive as a result of exercising the Option. In addition, if Option Shares reserved for issuance upon the exercise of the Option shall not then be registered under the Securities Act of 1933, as amended (the "Act"), the Company may, upon Executive's exercise of the Option, require Executive or his permitted transferee to represent in writing that the Option Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Option Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent.

          (j) In connection with the exercise of the Option by Executive and, as a condition to the Company's obligation to deliver Option Shares upon exercise of the Option, Executive shall make arrangements satisfactory to the Company to insure that the amount of federal, state or local withholding tax, if any, required to be withheld with respect to delivery of the Option Shares is made available by Executive for timely payment of the tax by the Company to the appropriate taxing authority.

          (k) Without the prior written consent of the Board of Directors of the Company, the Option shall not be assignable or transferable by Executive, other than by will or the laws of descent and distribution, and may be exercised during the life of Executive only by Executive or his duly appointed guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

          (l) The Option Shares with respect to which the Option is granted are shares of the Common Stock as presently constituted, but if, and whenever, prior to the delivery by the Company of all the Option Shares with respect to which the Option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of such shares outstanding, the number of Option Shares then remaining subject to the Option hereunder shall be proportionately increased, and the Exercise Price shall be proportionately reduced; and
     (ii) in the event of a reduction in the number of such shares outstanding, the number of Option Shares then remaining subject to the Option hereunder shall be proportionately reduced, and the Exercise Price per share shall be proportionately increased.

          (m) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, Executive shall, at no additional cost, be entitled upon any exercise of the Option, to receive (subject to any required action by shareholders) in lieu of the number of Option Shares as to which the Option shall then be exercisable, the number and class of shares of stock or other securities or cash or other property to which Executive would have been entitled pursuant to the terms of the agreement of merger or consolidation, as if immediately prior to such merger or consolidation Executive had been the holder of record of a number of shares of Common Stock equal to the number of Option Shares as to which such Option was exercisable; provided that, anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation if the Company is not the surviving corporation, the Board of Directors of the Company shall determine the disposition of the Option. The determination of whether the Company is the surviving corporation shall be made by the Board of Directors.

          (n) Executive shall not be deemed for any purpose to be a shareholder of the Company in respect of any Option Shares as to which the Option shall not have been exercised, as herein provided, and until such shares shall have been issued to Executive by the Company hereunder.

          (o) The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Option Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (p) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

          (q) Any payment or any issuance or transfer of Shares to Executive or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons under this Article I. The Board of Directors of the Company may require Executive and any such legal representative, heir, legatee or distributee, as a condition precedent to such payment, issuance or transfer, to execute a release and receipt therefor in such form as it shall determine.

          (r) Neither the granting of the Option or the exercise of any part thereof, shall constitute or be evidence of any understanding, express or implied, on the part of the Company to continue the service of Executive for any specified period. EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO ARTICLE I HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS ARTICLE I CONFERS UPON EXECUTIVE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH EXECUTIVE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EXECUTIVE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO THE TERMS OF ARTICLE II OF THIS AGREEMENT.

          (s)  EXECUTIVE ACKNOWLEDGES THAT HE IS AWARE THAT THE EXERCISE OF THE
     OPTION WILL HAVE INCOME TAX CONSEQUENCES TO EXECUTIVE.   EXECUTIVE FURTHER
     ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH TAX, ACCOUNTING AND LEGAL

     ADVISORS OF HIS OWN CHOOSING PRIOR TO EXECUTIVE'S EXECUTION OF THIS AGREEMENT. EXECUTIVE ASSUMES ALL RISKS AND FINANCIAL AND TAX CONSEQUENCES TO EXECUTIVE OF THE EXERCISE OF THE OPTION.


                                  ARTICLE II

     1.   Employment. The Company hereby employs Executive, and Executive
          ----------
hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

     2.   Term.
          ----

     The term of employment under this Agreement shall commence on date hereof and shall continue until Executive's employment is terminated, subject to the terms of this Article II, pursuant to Sections 7 or 8 of this Article II.

     3.   Compensation; Reimbursement; etc.
          ---------------------------------

     (a) The Company shall pay to Executive as compensation for all services rendered by Executive during the term of this Agreement a basic annualized salary of $85,800.00 per year (the "Basic Salary"), or such other sums as the Board of Directors of the Company and Executive may agree on from time to time, payable monthly or in other more frequent installments, as determined by the Company, subject to all standard withholding practices and procedures of the Company. The Board of Directors of the Company shall have the right to increase Executive's compensation from time to time by action of the Board of Directors. For the period commencing January 1, 2000 through the date of this Agreement, Executive will be paid a prorated share of the "Total Target Bonus" set forth on Annex I attached hereto, payable on such date as the Board of Directors may determine on or before December 31, 2001. In addition, the Board of Directors of the Company, in its discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to Executive. The compensation provided for in this Section 3(a) shall be in addition to any 401(k), pension or profit sharing payments set aside or allocated for the benefit of Executive.

     (b) The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the performance of his duties under this Agreement; provided, however, that Executive must furnish to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

     (c) Executive shall be entitled to such fringe benefits including, but not limited to, medical and insurance benefits as may be provided from time to time by the Company to other senior officers of the Company.

     4.   Duties. Executive is engaged as a Vice President, Marketing
          ------
Administration of the Company. In addition, Executive shall have such other duties, responsibilities and authority and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors, Chief Executive Officer or President of the Company and be subject to the power of the Board of Directors and the Chief Executive Officer and President of the Company to limit such duties, responsibilities and authority and to override actions of the Executive.

     5.   Extent of Services; Vacations and Days Off.
          ------------------------------------------

     (a) During the term of his employment under this Agreement, Executive shall devote full time, energy and attention during regular business hours to the benefit and business of the Company and its subsidiaries as may be reasonably necessary in performing his duties pursuant to this Agreement.

     (b) Executive shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Company as may be established from time to time by the Company and applied to other senior officers of the Company.

     6.   Facilities.  The Company shall provide Executive with a fully
          ----------
furnished office, and the facilities of the Company shall be generally available to Executive in the performance of his duties pursuant to this Agreement; it being understood and contemplated by the parties that all equipment, supplies and office personnel required for performance of Executive's duties under this Agreement shall be supplied by Company.

     7.   Illness or Incapacity, Termination on Death, Etc.
          -------------------------------------------------

     (a) If Executive dies during the term of his employment, the Company shall pay to the estate of Executive such compensation, including any bonus compensation earned but not yet paid, as would otherwise have been payable to Executive prorated to the end of the month in which his death occurs. The Company shall have no additional financial obligation under this Article II to Executive or his estate. After receiving the payments provided in this subparagraph (a), Executive and his estate shall have no further rights under this Article II.

     (b) (i) During any period of disability, illness or incapacity during the term of this Agreement which renders Executive at least temporarily unable to perform the services required under this Agreement for a period which shall not equal or exceed ninety (90) continuous days, or ninety (90) continuous days in any one (1) year period, Executive shall receive the compensation payable under
Section 3(a) of this Agreement plus any bonus compensation earned but not yet paid, less any benefits received by him under any disability insurance carried by or provided by the Company. All rights of Executive under this Article II (other than rights already accrued) shall terminate as provided below upon Executive's permanent disability (as defined below), although Executive shall continue to receive any disability benefits to which he may be entitled under any disability income insurance which may be carried by or provided by the Company from time to time.

          (ii) The term "permanent disability" as used in this Agreement shall mean the inability of Executive, as determined by the Board of Directors of the Company, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of more than ninety (90) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate Executive's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by Executive, the parties hereto agree to abide by the decision of a panel of three physicians. Executive and Company shall each appoint one member, and the third member of the panel shall be appointed by the other two members. Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

     8.   Other Terminations.
          ------------------

     (a) Executive may terminate his employment hereunder upon written notice to the Board of Directors, and upon such termination the Company shall pay to Executive the Basic Salary earned but not paid to Executive prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Company to Executive under this Article II, and Executive shall be entitled to no further benefits under this Article II; provided that, notwithstanding such termination of employment, Executive's covenants set forth in Section 10 and Section 11 of this Article II are intended to and shall remain in full force and effect. In addition, Executive shall have the right to terminate his employment hereunder on the conditions and at the times provided for in Section 8(d) of the Agreement.

     (b) (i) Except as otherwise provided in this Agreement, the Company may terminate the employment of Executive hereunder only for good cause.

          (ii) As used herein, "good cause" shall include any one or more of the following:

               (1) Executive's commission of either a felony involving moral turpitude or any crime in connection with his employment by the Company which causes the Company or its subsidiaries a substantial detriment, but specifically shall not include traffic offenses.

               (2) Actions by Executive as an executive officer of the Company which clearly are contrary to the best interests of the Company or its subsidiaries.

               (3) Executive's willful failure to take actions permitted by law and necessary to implement policies of the Company's Board of Directors which the Board of Directors has communicated to him in writing, provided that minutes of a Board of Directors meeting attended in its entirety by Executive shall be deemed communicated to Executive.

                (4) Executive's continued failure to attend to his duties as an executive officer of the Company.

                (5) Any condition which either resulted from Executive's substantial dependence, as determined by the Board of Directors of the Company, on alcohol, or any narcotic drug or other controlled or illegal substance. If any determination of substantial dependence is disputed by Executive, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner and subject to the same penalties for noncompliance as specified in Section 7(b)(ii) of this of this Article II.

          (iii) Termination of the employment of Executive for reasons other than those expressly specified in this Agreement as good cause shall be deemed to be a termination of employment "without good cause."

     (c)  (i)   If the Company shall terminate the employment of Executive without good cause (with the effective date of termination as so identified by the Company being referred to herein as the "Accelerated Termination Date"), Executive, until the date which is nine (9) months after the Accelerated Termination Date, shall continue to receive the Basic Salary and employee benefits that the Company has heretofore in Section 3 of this Article II agreed to pay and to provide for Executive, in each case in the amount and kind and at the time provided for in Section 3 of this Article II; provided that, notwithstanding such termination of employment, Executive's covenants set forth in Section 10 and Section 11 of this Article II are intended to and shall remain in full force and effect.

          (ii) The parties agree that, because there can be no exact measure of the damage that would occur to Executive as a result of a termination by the Company of Executive's employment without good cause, the payments and benefits paid and provided pursuant to this Section 8(c) shall be deemed to constitute liquidated damages and not a penalty for the Company's termination of Executive's employment without good cause.

     (d)  (i)   If a Change in Control of the Company, as defined in Section
8(d)(ii) of this Article II shall occur and Executive shall:

                (1) voluntarily terminate his employment within six (6) months following such Change in Control and such termination shall be as a result of Executive's good faith determination that as a result of the Change in Control and a change in circumstances thereafter significantly affecting his position, he can no longer adequately exercise the authorities, powers, functions or duties attached to his position as an executive officer of the Company; or

                (2) voluntarily terminate his employment within six (6) months following such Change in Control, and such termination shall be as a result of Executive's good faith determination that he can no longer perform his duties as an executive officer of the Company by reason of a substantial diminution in his responsibilities, status or position; or

                (3) have his employment terminated by the Company for reasons other than those specified in Section 8(b)(ii) of this Article II within six (6) months following such Change in Control;

then in any of the above three cases, Executive shall have the right to immediately terminate his employment with the Company and have a nonforfeitable right to receive, payable in a lump sum, the sum of the monthly amounts of his Basic Salary for a period equal to six (6) months; provided, however, no payments or benefits pursuant to this Section, together with any other payments to Executive under this Agreement or otherwise, shall cause the total of such payments to exceed the maximum amount allowable as a deduction to the Company for federal income tax purposes, as may be determined in the reasonable discretion of the Company, under any applicable provision of law or regulations.

          (ii) For purposes of this Agreement, a "Change in Control" shall mean:

                (1) the obtaining by any party other than (A) Inverness/Phoenix Capital, LLC, a Delaware limited liability company, or any of its affiliates,
(B) Bernard Rapoport or any of his heirs or beneficiaries or affiliates, or (C) John T. Sharpe or any of his heirs or beneficiaries or affiliates of fifty percent (50%) or more of the voting shares of the Company pursuant to a "tender offer" for such shares as provided under Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended, or any subsequent comparable federal rule or regulation governing tender offers; or

                (2) individuals who were members of the Company's Board of Directors immediately prior to any particular meeting of the Company's shareholders which involves a contest for the election of directors fail to constitute a majority of the members of the Company's Board of Directors following such election; or

                (3) the Company's executing an agreement concerning the sale of substantially all of its assets to a purchaser which is not a subsidiary; or

                (4) the Company's adoption of a plan of dissolution or liquidation; or

                (5) the Company's executing an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who are stockholders of the Company immediately prior to such merger or consolidation.

          (iii) The provisions of Section 8(c) of this Article II and this
Section 8(d) are mutually exclusive, provided, however, that if within one year following commencement of a payout under Section 8(c) of this Article II there shall be a Change in Control as defined in Section 8(d)(ii) of this Article II, then Executive shall be entitled to the amount payable to Executive under
Section 8(d)(i) of this Article II reduced by the amount that Executive has received under Section 8(c) of this Article II up to the date of the Change in Control. The triggering of the lump sum payment requirement of this Section 8(d) shall cause the provisions of Section 8(c) of this Article II to become inoperative. The triggering of the continuation of payment provisions of Section 8(c) of this Article II shall cause the provisions of Section 8(d) of this
Article II to become inoperative except to the extent provided in this Section 8(d)(iii).

     (e)  If the employment of Executive is terminated for good cause under
Section 8(b)(ii) of this Article II, or if Executive voluntarily terminates his employment by written notice to the Company under Section 8(a)of this Article II without reliance on Section 8(d), the Company shall pay to Executive the Basic Salary earned but not paid to Executive prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Company to Executive under this Article II, and Executive shall be entitled to no further benefits under this Article II.

     9.   Disclosure. Executive agrees that during the term of his employment
          ----------
by the Company, he will disclose and disclose only to the Company and its subsidiaries all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Company and its subsidiaries, whether acquired by Executive before or during his employment by the Company. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

     10.  Confidentiality.  Executive agrees to keep in strict secrecy and
          ---------------
confidence any and all information Executive assimilates or to which he has access during his employment by the Company and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Company and its subsidiaries. Executive agrees that both during and after the term of his employment by the Company, he will not, without the prior written consent of the Company, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

     11.  Noncompetition and Nonsolicitation.
          ----------------------------------

     Executive hereby acknowledges that, during and solely as a result of his employment by the Company, he has received and shall continue to receive access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to Executive by the Company as a result of Executive's employment, as outlined in the previous sentence, Executive hereby agrees as follows:

     (a) During the term of Executive's employment, whether pursuant to this Agreement, any automatic or other renewal hereof or otherwise, and, except as may be otherwise herein provided, for a period of six (6) months after the termination of his employment with the Company, regardless of the reason for such termination, Executive shall not, directly or indirectly, enter into, engage in, be employed by or consult any business which competes with the business of the Company or its subsidiaries by selling, offering to sell, soliciting offers to buy, or producing, or by consulting with others concerning the selling or producing of, any product substantially similar to those now sold or produced by the Company or its subsidiaries or included in the product lines then developed by the Company or its subsidiaries for sale production, or by engaging in transactions with any person who was a vendor of merchandise to the Company or its subsidiaries; provided that the restriction on the ability to deal with a vendor shall not apply to dealing with any vendor from whom the Company and its subsidiaries has not purchased or is not expected to purchase in excess of $25,000.00 of merchandise in any one fiscal year. Executive shall not engage in such prohibited activities, either as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, or representative or salesman for any person, firm, partnership, corporation or other entity so competing with the Company or its subsidiaries. The restrictions of this Section 11 shall not be violated by (i) the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ), or (ii) other outside business investments that do not in any manner conflict with the services to be rendered by Executive for the Company and its subsidiaries and that do not diminish or detract from Executive's ability to render his required attention to the business of the Company and its subsidiaries.

     (b) During his employment with the Company and, except as may be otherwise herein provided, for a period of six (6) months following the termination of his employment with the Company, regardless of the reason for such termination, Executive agrees he will refrain from and will not, directly or indirectly, (1) induce, solicit or attempt to induce or solicit any employee, advisor, independent contractor, consultant, agent, representative salesman of the Company or its subsidiaries to leave employ of the Company or its subsidiaries or otherwise severe or terminate such person's business relationship with the Company or its subsidiaries (including, but not limited to, making any negative statements or communications about the Company or its subsidiaries), (2) interfere with the business relationship between the Company or its subsidiaries and any employee, advisor, independent contractor, consultant, agent, representative or salesman of the Company or its subsidiaries or (3) hire, contract with or otherwise engage the services of any employee, advisor, independent contractor, consultant, agent, representative or salesman of the Company or its subsidiaries for the benefit of any other person, or (5) accept employment with or seek remuneration by any of the clients or customers of the Company or its subsidiaries with whom the Company or its subsidiaries did business during the term of Executive's employment.

     (c) The period of time during which Executive is prohibited from engaging in certain business practices pursuant to Sections 11(a) or (b) of this Article II shall be extended by any length of time during which Executive is in breach of such covenants.

     (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (c) of this Article II are essential elements of this Agreement, and that, but for the agreement of Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by Executive shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

     (e) It is agreed by the Company and Employee that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Company and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Executive. The Company and Executive agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Company.

     12.  Specific Performance.  Executive agrees that damages at law will be an
          --------------------
insufficient remedy to the Company if Executive violates the terms of Sections 9, 10 or 11 of this Article II and that the Company would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Company. Executive agrees to pay to the Company all costs and expenses incurred by the Company relating to the enforcement of the terms of Sections 9, 10 or 11 of this Article II, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

     13.  Compliance with Other Agreements.  Executive represents and warrants
          --------------------------------
that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which Executive is a party or by which Executive is or may be bound.

     14.  Waiver of Breach.  The waiver by the Company of a breach of any of the
          ----------------
provisions of this Agreement by Executive shall not be construed as a waiver of any subsequent breach by Executive.

     15.  Binding Effect; Assignment.  The rights and obligations of the Company
          --------------------------
under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal employment contract and the rights, obligations and interests of Executive hereunder may not be sold, assigned, transferred, pledged or hypothecated.

     16.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

     17.  Construction and Interpretation.
          -------------------------------

     (a) The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be construed pursuant to and governed by the laws of the State of Texas (but any provision of Texas law shall not apply if the application of such provision would result in the application of the law of a state or jurisdiction other than Texas).

     (b) The headings of the various sections in this Agreement are inserted for convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

     (c) Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.
If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

     18.  Notice.  All notices which are required or may be given under this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

     To the Company:  Southwestern Life Holdings, Inc.
                      717 North Hardwood Street
                      Dallas, Texas 75201
                      Attention: Chairman of the Board

     To Executive at his address herein first above written.

     19.  Venue; Process.  COURTS WITHIN THE STATE OF TEXAS SHALL HAVE
          --------------
JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE COMPANY AND EXECUTIVE ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN LAW OR EQUITY, AND VENUE IN ANY SUCH DISPUTE WHETHER IN FEDERAL OR STATE COURT SHALL BE LAID IN DALLAS COUNTY, TEXAS. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

       The remainder of this page is blank.  The signature page follows.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      COMPANY:

                                      SOUTHWESTERN LIFE HOLDINGS, INC., a
                                      Delaware corporation


                                      By: /s/ Steven R. Johnson
                                         ---------------------------------------
                                      Name: Steven R. Johnson
                                           -------------------------------------
                                      Title: President & Chief Operating Officer
                                            ------------------------------------

                                      EXECUTIVE:


                                      /s/ Ronald E. Archer
                                      ------------------------------------------
                                      Ronald E. Archer